                                                                     EXHIBIT 4.2






                                 PEPSIAMERICAS, INC.


















                                     BY-LAWS

                 (AS AMENDED AND RESTATED ON FEBRUARY 16, 2001)

                               PEPSIAMERICAS, INC.

                              AMENDED AND RESTATED
                                     BY-LAWS

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         Section 1. Beginning with the 2000 annual meeting, annual meetings of stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the first Thursday of May at 10:30 A.M., at Chicago, Illinois, or on such other date or at such other time or place, whether within or without the State of Delaware, as shall be designated by the Board of Directors.

         Section 2. At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, in the case of an annual meeting, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In the case of a special meeting requested by a stockholder, such stockholder must provide notice in accordance with the following sentence at the time of such request. A stockholder's notice to the Secretary shall be set forth as to each matter the stockholder proposes to bring before the annual or special meeting, as the case may be, (a) a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 2. The chairman of any annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Chairman and shall be called by him or by the Secretary at the request of (i) a majority of the

Board of Directors or (ii) any stockholder which, individually or together with any other entity in which such stockholder has a 20% or greater equity or other ownership interest, owns 20% or more of the issued and outstanding securities of the Corporation entitled to vote generally in the election of directors of the Corporation, provided that such request shall state the purpose or purposes of the proposed meeting and in the case of a request by a stockholder, shall also comply with the provisions of Section 2 of this
Article 1. Special meetings may be held at such time and place and for such purposes as shall be stated in the notice issued by the Chairman or the Secretary calling the meeting, provided that in the case of a special meeting requested by a stockholder, such special meeting shall take place not later than 70 days from the date of receipt of proper notice from such stockholder requesting the meeting. In the case of a special meeting requested by a stockholder, the Board of Directors shall fix a record date for stockholders entitled to vote at the special meeting, which record date shall be not later than 10 days from receipt of proper notice from such stockholder requesting the meeting, subject to compliance with the applicable regulations of any exchange on which the Corporation's securities are listed.

         Section 4. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 4. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-Laws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 4, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 5. Unless waived, written notice of the date, place, and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the records of the Corporation.

         Section 6. The officer who has charge of the stock ledger of the Corporation shall prepare and make before every meeting of stockholders a complete list of the stockholders as of the record date entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 7. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting, or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

         Section 8. At each meeting of the stockholders the Chairman or, in his absence or inability to act, the Vice Chairman, or in his absence or inability to act, the Chief Executive Officer, or in his absence or inability to act, the President shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, the Assistant Secretary or any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         Section 9. Except as otherwise provided by law or the Certificate of Incorporation, at all meetings of the stockholders fifty-one per cent of the votes of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business, provided that (except as aforesaid) when stockholders are required to vote by class or series, fifty-one per cent of the votes represented by the issued and outstanding shares of the appropriate class or series shall be present in person or by proxy. In the absence of a quorum, the holders of a majority of the votes of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time. Unless the Board shall fix after the adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given, except as hereinafter provided, if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

         Section 10. Except as otherwise provided by law, the Certificate of Incorporation, or any certificate filed by the Corporation in the State of Delaware pursuant to Section 151 (or any successor provisions) of the General Corporation Law of the State of Delaware, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation on the date fixed by the Board as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. A proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by the affirmative vote of a majority of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the matter, or when stockholders are required to vote by class or series by the affirmative vote of a majority of the shares of stock of the appropriate class or series present in person or represented by proxy at the meeting and entitled to vote on the matter. Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, and shall state the number of shares voted.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. The business and affairs of the Corporation shall be managed by the Board of Directors. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         Section 2. The number of directors of the Corporation shall be such number of persons, not less than three (3), as shall from time to time be fixed by resolution of two-thirds of the whole Board. Directors need not be stockholders. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, the directors shall be elected at the annual meeting of the stockholders, and the persons receiving a plurality of the votes cast at such election shall be elected. Directors shall hold office until their respective successors shall have been duly elected and qualified, or until death, resignation, or removal, as hereinafter provided in these By-Laws, or as otherwise provided by law or the Certificate of Incorporation. The Board shall elect one of its members as Chairman, and may also elect from one of its members a Vice Chairman.

         Section 3. The Chairman, if present, shall preside at all meetings of the Board. He shall serve as Chairman of the Executive Committee of the Board and be a member of such other committees of the Board as shall be determined by the Board at the time of the creation or the election of the members of any such committees.

         Section 4. The Chairman shall have the powers and duties usually and customarily associated with the position of a non-executive Chairman. The Chairman shall have such other powers and duties as may be assigned to him by the Board. In his capacity as Chairman, he shall not necessarily be an officer of the Corporation but he shall be eligible to serve, in addition, as an officer pursuant to Article IV of these By-Laws.

         Section 5. The Vice Chairman may act in the Chairman's absence or inability to act, and in such circumstances, he shall have the powers and duties of the Chairman. In his capacity as Vice Chairman, he shall not necessarily be an officer of the Corporation but he shall be eligible to serve, in addition, as an officer pursuant to Article IV of these By-Laws.

         Section 6. Meetings of the Board may be held at such place, either within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting.

         Section 7. Regular meetings of the Board may be held without notice at such time and place as the Board may from time to time determine.

         Section 8. Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman or the Secretary.

         Section 9. Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided in this Section, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph, cable, or similar means, at least twenty-four hours before the time at which such meeting is to be held or mailed by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purpose of such meeting.

         Section 10. Subject to Section 16 of this Article, one-third of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by law, the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place, or such meeting need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as otherwise provided in this Article II, the directors shall act only as a Board and the individual directors shall have no power as such.

         Section 11. Any director of the Corporation may resign at any time by giving a written notice of resignation to the Board, the Chairman or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 12. Vacancies or newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until their successors are duly elected and shall qualify. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or holder or holders of at least ten percent of the votes of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Except as otherwise provided in these By-Laws, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 12 in the filling of other vacancies.

         Section 13. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for such purpose; and the vacancy in the Board caused by any such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-Laws provided.

         Section 14. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided that no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 15. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board or of any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this procedure shall constitute presence in person at such meeting.

         Section 16. The issuance of preferred stock by the Corporation shall require the approval of two-thirds of the whole Board.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

         Section 1. The Board of Directors may, by resolution adopted by two-thirds of the whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, including without limitation the power to declare dividends and to authorize the issuance of the Corporation's capital stock, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee whose powers are expressly provided for herein, may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

         Section 2. (a) The Board of Directors shall designate an Affiliated Transaction Committee. The Affiliated Transaction Committee shall review, consider and pass upon any Affiliated Transaction, and no such transaction shall be effected without the concurrence of the Affiliated Transaction Committee. The Affiliated Transaction Committee shall have the powers to (i) negotiate with the representatives of any party to an Affiliated Transaction;
(ii) require approval of an Affiliated Transaction by a vote of the stockholders of the Corporation which may be greater than or in addition to any vote required by law; and (iii) engage Independent Advisers at the reasonable expense of the Corporation, and without prior approval of the Corporation, to assist in its review and decision regarding any Affiliated Transaction.

         (b) The Affiliated Transaction Committee shall consist of at least three Independent Directors, with each other Independent Director being an alternate member if any committee member is unable or unwilling to serve. Notwithstanding the foregoing, until the Corporation's obligation to make Contingent Payments for all Measurement Periods (each as defined in the Agreement and Plan of Merger among the Corporation, Anchor Merger Sub, Inc. and PepsiAmericas, Inc. (now known as "P-Americas, Inc.") dated as of August 18, 2000 (the "Merger Agreement")) shall have been finally determined in accordance with the terms of the Merger Agreement, none of the following people shall be eligible to serve as a member of the Affiliated Transaction Committee: (i) Robert Pohlad, (ii) any person who is then or has within the previous two years been, an affiliate of Robert Pohlad (including any member of Robert Pohlad's family), it being understood that no person shall be deemed an affiliate of Robert Pohlad solely by virtue of the fact that such person is then serving as a director of the Corporation, (iii) any person who is then, or has within the previous two years been, an affiliate of the Pohlad Companies, a Minnesota corporation ("Pohlad Companies") or who is then, or has within the previous two years been, a director, officer, employee, consultant or advisor (financial, legal or other) of Pohlad Companies or (iv) any person who has, within the two years immediately prior to the consummation of the transactions contemplated by the Merger Agreement, been an affiliate of P-Americas, Inc. or who has, within the two years immediately prior to the consummation of the transactions contemplated by the Merger Agreement been, a director, officer, employee, consultant or advisor (financial, legal or other) of P-Americas, Inc.

         (c) The Affiliated Transaction Committee shall cease to exist on the later of (i) May 20, 2009 or (ii) the date on which any Affiliated Transaction being reviewed, considered and passed upon by the Affiliated Transaction Committee prior to May 20, 2009 shall have been either consummated or abandoned.

         (d) For the purposes of the foregoing Article III, Section 2, the following definitions shall apply:

                  (i) "Corporation" means the Corporation or any company in which the Corporation has more than 50% of the voting power in the election of directors or in which it has the power to elect a majority of the Board of Directors.

                  (ii) "PepsiCo, Inc."means PepsiCo, Inc. or any company in which PepsiCo, Inc. has more than 50% of the voting power in the election of directors or in which it has the power to elect a majority of the Board of Directors.

                  (iii) "Affiliate" means any entity (other than the Corporation) in which PepsiCo, Inc. has a 20% or greater equity or other ownership interest, or any entity controlled directly or indirectly by such Affiliate. Notwithstanding the above, no entity shall be an Affiliate solely by virtue of the rights granted to PepsiCo, Inc. pursuant to a bottling contract.

                  (iv) "Affiliated Transaction" means any proposed merger or consolidation with, purchase of an equity interest in, or purchase of assets other than in the ordinary course of business from an Affiliate, and which transaction has an aggregate value exceeding $10 million; provided, however, that any such merger, consolidation, or purchase which constitutes a "Permitted Acquisition" under the Amended and Restated Shareholder

         Agreement between the Corporation and PepsiCo, Inc., dated as of November 30, 2000 (as it may be amended from time to time, the "Shareholders Agreement"), shall not constitute an Affiliated Transaction for purposes of this Article III, Section 2.

                  (v) "Independent Directors" means any member of the Corporation's Board of Directors who (i) is not, and for the past two years has not been, an officer, director or employee of PepsiCo, Inc. or (other than serving as a director of the Corporation) an Affiliate;
         (ii) does not own in excess of 1% of the shares of PepsiCo, Inc.; and
         (iii) own any equity or other ownership interest in an entity (except as permitted by the preceding (ii) and other than in the Corporation) which is a party to the Affiliated Transaction.

                  (vi) "Independent Adviser" means any legal or financial adviser or other expert (i) that has not represented or provided services to PepsiCo, Inc. during the past calendar year, or (ii) notwithstanding (i) above, that the Affiliated Transaction Committee (as defined herein) determines, after due inquiry, is able to represent it in an independent manner not adverse to the interests of the Corporation and its stockholders.

         Section 3. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 9. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. The officers of the Corporation shall consist of the Chief Executive Officer, the President, one or more Vice Presidents, the Treasurer, the Controller and the Secretary. Any two or more offices may be held by the same person. Each such officer shall be elected from time to time by the Board of Directors to hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board or by the Chief Executive Officer.

         Section 2. Any officer or agent of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of a majority of the whole Board at any meeting of the Board, or, except in the case of an officer or agent elected by the Board, by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

         Section 4. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant in the manner prescribed in these By-Laws for the regular election or appointment of such office.

         Section 5. The Chief Executive Officer shall have the primary responsibility for and the general control and management of all of the business and affairs of the Corporation, under the direction of the Board. He shall have power to select and appoint all necessary officers and employees of the Corporation except such officers as under these By-Laws are to be elected by the Board, to remove all appointed officers or employees whenever he shall deem it necessary, and to make new appointments to fill the vacancies. He shall have the power of suspension from office for cause of any elected officer, which shall be forthwith declared in writing to the Board. Whenever in his opinion it may be necessary, he shall define the duties of any officer or employee of the Corporation which are not prescribed in the By-Laws or by resolution of the Board. He shall have such other authority and shall perform such other duties as may be assigned to him by the Board. In the absence of the Chairman, or the Vice Chairman, the Chief Executive Officer shall preside at meetings of the stockholders and of the directors.

         Section 6. The President shall be the chief operating officer of the Corporation and shall have such authority and perform such duties relative to the business and affairs of the Corporation as may be delegated to him by the Board or the Chief Executive Officer. In the absence of the Chairman, Vice Chairman and the Chief Executive Officer, the President shall preside at meetings of the stockholders and of the directors.

         Section 7. Each Vice President and each Assistant Vice President shall have such powers and perform all such duties as from time to time may be assigned to him by the Board, the Chief Executive Officer, the President or the senior officer to whom he reports.

         Section 8. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board or the Chief Executive Officer.

         Section 9. The Controller shall be the chief accounting officer of the Corporation and shall maintain adequate records of all assets, liabilities and transactions of the Corporation; he shall establish and maintain internal accounting controls and, in cooperation with the independent public accountants selected by the Board, shall supervise internal auditing. He shall have such further powers and duties as may be conferred upon him from time to time by the Board or the Chief Executive Officer.

         Section 10. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; he shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.

         Section 11. Any Assistant Secretary, Assistant Treasurer, or Assistant Controller elected or appointed as heretofore provided, shall perform the duties and exercise the powers of the Secretary, Treasurer and Controller, respectively, in their absence or inability to act, and shall perform such other duties and have such other powers as the Board, the Chief Executive Officer, the Secretary, Treasurer, or Controller (as the case may be), may from time to time prescribe.

         Section 12. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties in such amount and with such surety or sureties as the Board may specify.

         Section 13. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may by resolution delegate to the Chief Executive Officer the power to fix compensation of nonelected officers and agents appointed by him. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.

                                    ARTICLE V

                          INDEMNIFICATION AND INSURANCE

         Section 1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the

Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 2. If a claim under Section 1 of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by?law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

         Section 4. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                   ARTICLE VI

                            CONTRACTS, PROXIES, ETC.

         Section 1. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board or the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual power to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

         Section 2. Unless otherwise provided by resolution adopted by the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE VII

                               SHARES, BOOKS, ETC.

         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chief Executive Officer, the President or a

Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         Section 2. The books and records of the Corporation may be kept at such places within or without the State of Delaware, as the Board of Directors may from time to time determine.

         Section 3. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent, and or surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the right to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof.

         Section 4. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint or authorize any officer or officers to appoint, one or more transfer agents or one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

         Section 5. Upon notice to the Corporation by the holder of any certificate representing shares of stock of the Corporation of any loss, theft, destruction or mutilation of such certificate, the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the holder thereof shall allege to have been lost, stolen, or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such holder or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, and to indemnify the Corporation against any claim which may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or of the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be determined by the Board of Directors.

                                   ARTICLE IX

                                      SEAL

         The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE X

                                   AMENDMENTS

         These By-Laws may be amended or repealed, or new By-Laws may be adopted, by two-thirds of the whole Board of Directors at any meeting thereof; provided that By-Laws adopted by the Board may be amended or repealed by the stockholders.